TIDAL TRUST II 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2024, relating to the financial statements and financial highlights of  Defiance Nasdaq 100 Enhanced Options & 0DTE Income ETF, Defiance S&P 500 Enhanced Options & 0DTE Income ETF, Defiance R2000 Enhanced Options & 0DTE Income ETF, Defiance Nasdaq 100 Income Target ETF, Defiance S&P 500 Income Target ETF, and Defiance Oil Enhanced Options Income ETF, each a series of Tidal Trust II, for the periods ended August 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Defiance R2000 Income Target ETF, Defiance Gold Enhanced Options Income ETF, Defiance Silver Enhanced Options Income ETF, and Defiance Treasury Enhanced Options Income ETF, each a series of Tidal Trust II, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information .

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

December 19, 2024